CUBE FLEXIBLE WORK SPACE

Service Agreement

	Operator		Client
Name	Whitestone Cubexec of 9101 LBJ Freeway		Rocky Mountain High Brands, Inc
Address	9101 LBJ Freeway #200		115 Shores Blvd.
City, State, Zip	Dallas, TX 75243		Rowlett, TX 75087
Phone	972.854.1312		214.394.3865 / 972.833.1584
Email Address	vgaston@whitestonereit.com		jerry@totallyhempcrazy.com
Start Date	01/01/2016	End Date	06/30/2016

Program:	Basic	Bronze	Silver	Gold	Platinum	Full Time Office
	☐	☐	☐	☐	☐	☒
Office or Desk Number	(N/A)	(N/A)	(N/A)	(N/A)		206.207.208. 209.210.211. 212.213
Monthly Fee	$55	$99	$199	$299	$399	$700.$850. $1000.$605. $900.$650. $650.$665
Business Lounge Hours	0	0				
Guest Hours (Common Areas)			4	6	8	8
Conference Room	0	0	1	4	10	10
Use of Address/Mail Handling	●	●	●	●	●	●
Client Service Rates	●	●	●	●	●	●
Phone Number/Voice Mail		●	●	●	●	●
Coffee Service			●	●	●	●
Access to Business Lounge			●	●	●	●
Reception Services			●	●	●	●
Dedicated Workspace					●	●
24/7 Access Card					●	●
Pieces of Mail/Month	200		Package Size Limit		10 Lbs.	

Comments: $795.00 Due now. $6020.00 due monthly for suites 206.207.208.209.210.211.212.213 listed above.

Additional Inclusions:

Furniture Sets	Internet Connections	Telephone Connections	Parking	Other
Included	Included	Included	Included	

Move In Fees:

First Month	Setup Fees	Retainer	Taxes	Total Charges 206-213
650.00 ~~$665.00~~ Suite 212	$150.00 suite 212	$5285.00 on file ~~$665.00 Deposit 212~~ DNS	$ n/a	$6020.00 monthly charge $~~795.00~~ deposit & setup 212 *150.00 due

Cubexec operates within Whitestone REIT, located at 2600 S Gessner Suite 500 Houston TX 77063. This Agreement incorporates our terms of business which are attached to this agreement, which your signature confirms you have read and understood. We both agree to comply with these terms and our obligations as set out in them. Note that the agreement does not come to an end automatically. See "Bringing your Agreement to an end" in the Terms of Business. The undersigned does hereby personally unconditionally and irrevocably guarantee the prompt payment and full performance of all terms and agreements contained in the agreement.

SIGNATURES:

NAME: David C Spagnolo
TITLE: Division Director
DATE: 12/15/15

SIGNED ON OUR BEHALF (COMPANY)

[signature]

NAME: DAVID M. SEEBERGER
TITLE: VICE PRESIDENT
DATE: 12/11/15

SIGNED ON YOUR BEHALF (CLIENT

[signature]

Terms of Business

USING CUBEXEC

We are CUBEXEC. These are our terms of business. They apply to the service agreement which you the client have signed (which we refer to simply as your agreement). If two or more of you have signed the agreement your liabilities are jointly shared. Your agreement supersedes any previous agreement you may have had with us for the same services, and contains all the terms you have agreed upon.

SERVICES WE PROVIDE IN YOUR MONTHLY FEE

Workspace services:We are to provide the following workspace services during normal business hours

Monday to Friday:

Reception of your visitors by staff personnel.

Heating and Air Conditioning (as applicable)

Cleaning of office as applicable)

Servicing, maintenance and repair of our equipment

Use of kitchen, sanitary facilities and photocopying areas

Special arrangements for use of these facilities outside our normal business hours may be specially arranged.

Furnished office accommodation: We are to provide the number of offices, designated work areas or rooms for which you have agreed to pay In the business center stated In your agreement. Your agreement lists the offices, dedicated workspaces or other space allocations we have Initially allocated for your use. We may need to allocate different rooms and areas from time to time, but these will be of equivalent size and we will attempt to obtain your approval with respect to such different rooms In advance. Said room(s) will be occupied by no more than two (2) persons.

Meeting Room Credit: During each calendar month while this agreement Is In effect, you are entitled (subject to availability) to the number of hours specified In your Service Agreement free use of a standard 4 person meeting room in this business center or any other CUBEXEC. These credits may not be rolled over month to month.

CUBEXEC SERVICES

The following services may be Included within established packages or available for an extra charge In accordance with our published rates. These rates are subject to change from time to time.

Secretarlill Service

Mall Handling

Telephone sets, line and usage

Call Screening

Food and beverage services Video conferencing (If available)

Voice Mall

Facsimile

High speed Internet access

After Hours A/C

Photocopying

Parking {subject to month to month tenancy)

Courier Services

Meeting and conference room

Office supplies

Parking: It Is acknowledged that parking services provided In this agreement- are subject to the terms of the space/garage operator and may be changed with 30 days' notice if parking operator Imposes a rate increase or change to parking charges. The parking space provided is for the use of passenger vehicles only. Client may not wash, paint or repair In this space or any other area on the premises, Only vehicles that are fully operation all and currently registered may park on premises.

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USING CUBEXEC

Comply with house, telecommunications and community rules:You must comply with any rules which we Impose generally on users of the business center whether for reasons of health or safety, fire precautions or otherwise. You must not bring animals Into the business center unless they are for service use for a handicapped Individual. You must not play music or use amplification equipment In a way that can be heard outside your rooms.

Comply with the Law: You must comply with all relevant laws and regulations In the conduct of your business. You must do nothing Illegal. You must not do anything that may Interfere with the use of the business center by us or by others, cause any nuisance or annoyance, increase the insurance premiums we have to pay or cause loss or damage to us or to the owner of any Interest In the building which contains the business center. You acknowledge that (a) the terms of the foregoing sentence are a material Inducement to us for the execution of your agreement and (b) any violation by you of the foregoing sentence shall constitute a material default by you hereunder, entitling us to terminate your agreement.

On moving In: You will be asked to sign an Inventory of all accommodation, furniture and equipment you are permitted to use, together with a note of Its condition, and details of the keys or entry cards Issued to you.

The nature of your business: You may only use the accommodation for office purposes, stated In your agreement or subsequently agreed with us. Office use of a "retail" nature, Including frequent visits by clients of the public, Is not permitted .You must not carry on a business which competes with our business of providing serviced office accommodation. You must not use the name CUBEXEC in any way In connection with your business.

Your name and address: You may only carry on that business In your name or some other name that we previously agree. At your request and cost we include that name in the house directory at the business center, where this is available. You may not put up any signs on the doors to your accommodation or anywhere else, which is visible from outside the rooms you are using. You may use the business center address and your business address.

Care of our property: You must take care of all parts of the business center, its equipment, fittings and furnishings,which are utilized by you. You must not alter any part of It. You are liable for damage caused by you or those in the business center with your permission or at your invitation.

Office furniture and equipment: You must not Install any furniture or office equipment, cabling,Tl or telecom connections without our consent, which we may refuse at our absolute discretion. Copiers, postage meters and other equipment provided by you are prohibited without prior written approval of business center.

Keys and security: Any keys or entry cards which we let you use remain our property at all times. .You must not make any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us Immediately and you must pay the cost of replacement keys or cards as well as changing locks, if required. If you are permitted to use the business center outside normal working hours it Is your responsibility to Jock the doors to your accommodation and to the business center when you leave.

Insurance: It is your responsibility to arrange Insurance for our own property which you bring Into the business center and for your own liability to your employees and to third parties.

PROVIDING SERVICES

At the start of the agreement: If for any reason we cannot provide the number of rooms stated in your agreement by the date when your agreement is due to start we have no liability to you for any type of loss or damages however you may cancel the agreement without penalty. We will not charge you the standard fee for rooms you cannot use until they become available.

Access to your accommodation: We can enter your accommodation at any time. However, unless there is an emergency we will as a matter of courtesy try to inform you in advance when we need access to your suite to carry out testing, replacing or works other than routine Inspection, cleaning and maintenance. We will also respect security procedures to protect the confidentiality of your business.

Suspension of services: We may by notice suspend the provision of services (including access to the accommodation) for reasons of political unrest, strikes, or other events beyond our reasonable control, In which event payment of the standard fee will also be suspended for the same period.

Our liability: We are not liable for any loss as a result of our failure to provide any service as a result of mechanical breakdown, strike, delay, failure of staff, termination of our Interest In the building containing the business center or otherwise unless we do so deliberately or are grossly negligent. We are also not liable for any failure until you have to told us about it and given us a reasonable time to put It right.

CUBEXEC AGREEMENT

The nature of your agreement: Your agreement is the commercial equivalent of an agreement for accommodation in a hotel. The whole of the business center remains on property and In our possession and control. You acknowledge that your agreement creates no tenancy Interest, leasehold estate or other real

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property Interest In your favor with respect to the services to the accommodation. We are giving you just the right to share with us the use of the business center so that we can provide the services toyou. The agreement Is personal to you and cannot be transferred to anyone else. We may transfer the benefit of your agreement and our obligations under it at any time.

Duration: Your agreement lasts for the period stated in it and will then automatically be extended for successive periods equal to the Initial period, but no less than 3 months, hereof until brought to an end by you or by us. The standard fee during any extension period shall be equal to a 7% Increase or the then current standard fee for your accommodation, but in no event lower than the fee paid by you during the then expiring period.

Bringing your agreement to an end; Either of us can terminate your agreement at the end date stated In the agreement, or at- the end of any extension period, by giving at least sixty days' notice to the other which shall be effective the last day of the calendar month In which the last day of such sixty (60) day period falls or the Center's termination of their Management Agreement (as may be amended or renewed from time to time) by and between Center and CUBEXEC unless terminated earlier under the provisions of this Service Agreement.

Ending your agreement immediately: We may end your agreement immediately by giving you notice if:

We have a reasonable basis to believe that you may not be able to pay fees on time,

You are In breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within fourteen days of that notice, or

Your conduct,or that of someone at the business center with your permission or at our Invitation, Is Incompatible with or ordinary office use.

If we put an end to the agreement for any of these reasons it does not put an end to any then outstanding obligations you may have and you must:

Pay for additional services you have used,

Pay the standard fee for the remainder of the period for which your agreement would have lasted had we not ended it, or (if longer) for a further period of three months,

Indemnify us against all costs and losses we Incur as a result of the termination, and Forfeit the service retainer.

If the business center Is not available: In the unlikely event that we are no longer able to provide the services and accommodation at the business center stated in your agreement then your agreement will end and you will only have to pay standard fees up to the date it ends and for the additional services you have used. We will try to find suitable alternative accommodation for you at another CUBEXEC location.

When your agreement ends: You are to vacate the accommodation immediately, leaving it In the same condition as It was when you took it, except for normal wear and tear. If you leave any of you r own property in the business center we may dispose of It In any way we choose without owing you any responsibility for It or any proceeds of sale:

Center will forward mall to you at your new address and give out your new telephone number via voice mall messaging for a minimum period of 3 months at a rate of $125.00 per month, plus postage, which sums shall be deducted from the service retainer.

If you continue to use the accommodation when your agreement has ended:

You are responsible for any loss, claim or liability we Incur as a result of your failure to vacate on time,

•	We may, at our discretion, permit you an extension subject to a surcharge on the standard fee.

Employees: While your agreement Is In force and for a period of one year after it ends, you must not solicit or offer employment to any of our staff. If you do, we estimate our loss at the equivalent of one year's salary for each of the employees concerned and you must pay us damages equal to that amount.

Notices: All formal notices must be In writing.

Confidentiality: The terms of your agreement are confidential. Neither of us must disclose them without the other's consent unless required to do so by law or an official authority. This obligation continues after your agreement ends.

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Terms of Business

including our equipment, property and personnel if damaged or injured as a result of acts In connection with carrying out this service for such Client.

Weight limitations: We may prescribe weight limitations and determine the locations for safes and other heavy equipment or Items, which shall In all cases be placed In the Building so as to distribute weight in a manner acceptable to us which may Include the use of such supporting devices as WE may require. All damages to the Building caused by the Installation or removal of any property of a Client, or done by a Client's property while In the Building, shall be repaired at the expense of such Client.

Corridor Doors: Corridor doors, when not in use, shall be kept dosed. Nothing shall be swept or thrown Into the corridors, halls,elevator shafts or stairways. No birds or animals shall be brought Into or kept in, on or about any Client's Designated premises. No portion of any Client's Designated premises shall at any time be used or occupied as sleeping or lodging quarters.

Deliver/es: To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc.,shall be delivered to any Designated area except by persons approved by us.

Noise/Odors: Client shall not make or permit any Improper, objectionable or unpleasant noises or odors In the Building or otherwise Interfere in any way with other Clients or persons having business with them .

Because noisy equipment, loud music and disturbing sounds are disruptive to others,they are not permitted.

Machinery: No machinery of any kind (other than normal office equipment) shall be operated by any Client on Its Designated area without our prior written consent, nor shall any Client use or keep in the building any flammable or explosive fluid or substance. Not allowed to be used are business machines,reproduction equipment, heating equipment,stove,vending or coin machines, full sized refrigerators, or mechanical amplification equipment,personal cooking devices,space heaters, ell burning fluids, gasoline, kerosene for heating,warming or lighting, or candles. No article deemed extra hazardous or any explosives shall be brought Into Building, Premises, or Suite(s). No offensive gases, odors or liquids will be permitted . Candles may be brought Into Suite(s} for decoration only, and not to be burned at any time.

Smoking: This premises Is a non .smoking Building. Smoking is not permitted.

lost/Stolen Property: We will not be responsible for loss of stolen personal property, money or Jewelry from Client's Designated premises public or common areas regardless of whether such loss occurs when the area Is locked against entry or not.

Mall Chutes: All mall chutes located in the Building shall be available for use by us and all Clients of the Building according to the rules of the United States Postal Service.

Wiring/Electrical: If Client refuses any special Installation or wiring for electrical use, telephone equipment or otherwise, the personnel shall do such services at Client's expense, designated by us.

Securing Property: Client shall,before leaving the Office unattended,close and securely Jock all doors and turn off all lights and other electrical apparatus. Any damage resulting from failure to do so shall be paid by Client.

Abandoned Property: If Client does not remove any property belonging to Client from the Office or Suite by the end of the term, at our option, Client shall be conclusively presumed to have conveyed and abandoned such property at auction or private sale and retain the proceeds therefrom,or we may, but shall not be obliged to, remove and store the same and Client shall pay us all costs of such removal and storage upon demand, client will not occupy or permit any portion of CUBEXEC’S Suite Premises or Building to be occupied or used for the manufacture, sale, illegal use of liquor, narcotics, tobacco or other substance or service In or of any form.

We shall have no responsibility to client for the violation or non-performance by any other client of any of the Rules and Regulations, but shall use reasonable efforts to uniformly enforce all Rules and Regulations

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